                                   EXHIBIT 11

                        CINCINNATI FINANCIAL CORPORATION
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                    (000's omitted except per share amounts)


                                                                1999            1998             1997
                                                                ----            ----             ----
Basic Earnings per share:

     Net income                                              $ 254,722       $ 241,567        $ 299,375
                                                             =========       =========        =========

     Average shares outstanding                                164,637         166,821          165,538
                                                             =========       =========        =========

     Net income per common share                             $    1.55       $    1.45        $    1.81
                                                             =========       =========        =========



Diluted earnings per share:

     Net income                                              $ 254,722       $ 241,567        $ 299,375

     Interest on convertible debentures--net of tax              1,539           1,918            2,712
                                                             ---------       ---------        ---------

     Net income for per share calculation (diluted)          $ 256,261       $ 243,485        $ 302,087
                                                             =========       =========        =========



     Average shares outstanding                                164,637         166,821          165,538

     Effective of dilutive securities:

     5.5% convertible senior debentures                          2,471           3,490            3,928

     Stock options                                               1,507           1,767            1,329
                                                             ---------       ---------        ---------

     Total dilutive shares                                     168,615         172,078          170,795
                                                             =========       =========        =========

     Net income per common share--diluted                    $    1.52       $    1.41        $    1.77
                                                             =========       =========        =========


Per share amounts reflect the effects of a three-for-one stock split effective to shareholders of record on April 24, 1998.


                                       23